                                EXHIBIT 10 (K)



                                      48
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[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]



                      DATA PROCESSING SERVICES AGREEMENT


     THIS DATA PROCESSING SERVICES AGREEMENT is made as of this 2nd day of May 1997, ("the Agreement") by and between M&I Data Services, a division of the Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I") and The Bryn Mawr Trust Company, a Pennsylvania corporation, together with its subsidiaries and affiliates (collectively referred to as the "Customer").


                                   RECITALS

     WHEREAS, M&I provides trust data processing services to customers located across the country; and

     WHEREAS, M&I desires to provide trust data processing services to Customer, and Customer desires to have M&I provide it with such services.

     NOW, THEREFORE, in consideration of the recitals and for the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Services.
          --------

          a.   Trust Data Processing. M&I shall provide Customer with the trust
               ---------------------
data processing services requested by Customer utilizing the version of the Trust System software made available from time to time by M&I through the M&I Service Bureau (the "Services"). The functionality of the software and a further description of the Services is set forth in Exhibit A and in the User Manuals, copies of which will be provided, or made available to Customer. Customer shall cause all future subsidiaries and affiliates, if and when any such future subsidiary or affiliate terminates its agreement with the data processing vendor providing services prior to the acquisition or affiliation, to purchase all of their required trust data processing services from M&I, where M&I offers like or similar trust data processing services to those required by the Customer, its affiliates and subsidiaries and M&I consents to providing those services. Unless otherwise agreed in writing between M&I and Customer, and subject to the other provisions of the Agreement, M&I shall make the On-line Services available to Customer, subject to normal downtime and maintenance, at times indicated on the M&I On-line Availability Schedule in Exhibit A, as modified from time to time.

          b.   TrustDesk(TM) Software. For purposes of this Agreement, the term
               ----------------------
TrustDesk(TM) software shall mean desktop personal computer software developed by M&I, delivered to the Customer in machine-readable code (object code) only, together with related installation guide provided by M&I and identified in Exhibit A.

          M&I hereby grants to Customer a nonexclusive, nontransferrable, and revocable license to use the TrustDesk(TM) software for its own internal business

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[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]

purposes and solely accessible by the number of personal computers authorized on Exhibit A. Customer acknowledges and agrees that TrustDesk(TM) software is licensed to Customer on the condition that Customer currently, and continues to have throughout the time period of this License, all of its data processed by the M&I Trust System. Customer understands that this License does not include the operating system which may be necessary to utilize the TrustDesk(TM) software.

        2.  Fees and Taxes. Customer agrees to pay for the Services received in
            --------------
accordance with the provision of Exhibit B.

            a.  Additional Charges. Customer agrees to pay all communication
                ------------------
costs, telecommunication charges, printline charges and other output costs, start-up fees, pass-through charges, out-of-pocket expenses, conversion expenses and fees, workshop fees, training fees, and late fees or charges billed as miscellaneous on Customer's invoice (the "Miscellaneous Fees"). In addition to the charges described above or set forth in Exhibit B, Customer agrees to pay for any manufacturers, sales, use, excise, personal property, or any other tax or charge, or duty or assessment levied or assessed by any governmental authority upon or as a result of the execution or performance of any service pursuant to this Agreement or materials furnished with respect to the Agreement, except those taxes based on M&I's net income. the Customer shall also pay any collection fees and reasonable attorney's fees incurred by M&I in collecting payment of the charges and other amounts for which Customer is liable under the terms and conditions of this Agreement.

            b.  Terms of Payment. Customer shall pay amounts due hereunder
                ----------------
within thirty (30) days of the date such amounts are invoiced to Customer.

            c.  Modification of Terms and Pricing. If Customer is in default and
                ---------------------------------
M&I elects to continue to provide the Services, Customer agrees to pay M&I all unamortized conversion expenses in advance of M&I performing any additional Services. In addition, Customer agrees that all charges for Services shall be computed using one hundred ten percent (110%) of the prices established in Exhibit B, paid in advance as determined by M&L. Upon Customer's cure of the default, charges for Services shall revert to those prescribed in Section 2(a), above. At M&I's option, such Services shall be provided on a month-to-month basis.

        3.  Term.
            ----

            a.  Initial Term. This Agreement shall be effective upon execution
                ------------
by both parties, and both parties will promptly undertake the activities necessary to convert Customer's data. M&I currently anticipates, subject to Customer's timely and satisfactory completion of its responsibilities described in the M&I Conversion Manual and in the Conversion Schedule to be established by M&I, and agreed to by Customer, that all conversion activities will be completed on November 28, 1997 (the "Conversion Date"). The TrustDesk(TM) Software shall be deemed to have been accepted as of the Conversion Date. The term of this Agreement shall continue for a period of seventy-two (72) months from the Conversion Date.

            b.  Renewal Obligations. During any renewal term, or for any
                -------------------
Services provided after the end of the initial term, whether or not the Agreement is renewed, Customer agrees that the terms of this Agreement shall continue to apply,

                                       2








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[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]

except that all charges for Services shall be computed using one hundred eight percent (108%) of the prices established on Exhibit B. At M&I's option, such Services shall be provided by M&I on a month-to-month basis.

     4.    Affiliates. All processing for Customer and Customer's subsidiaries
           ----------
and affiliates which M&I does shall be included as part of the Services provided under this Agreement and shall be done in accordance with the terms and conditions of this Agreement. Customer agrees that it is responsible for assuring compliance with the Agreement by its affiliates and subsidiaries. Customer agrees to be responsible for the submission of its affiliates' data to M&I for processing and for the transmission to Customer's affiliates of such data processed by and received from M&I. Customer agrees to pay any and all fees owed under this Agreement for Services hereunder.

     5.    Confidentiality. Both parties will, to the extent and in accordance
           ---------------
with their policies used to protect their own information of similar importance, use their best efforts to refrain from and prevent the use of or disclosure of any confidential information of the other party, disclosed or obtained by such party while performing its obligations under this Agreement, except when such use or disclosure is for the purpose of providing the Services. Neither party will have an obligation of confidentiality with regard to any information insofar as the same: (1) was known to such party prior to disclosure; (2) is or becomes publicly available other than as a result of a breach of this Agreement; or (3) is disclosed to such party by a third party not subject to an obligation of confidentiality. Nor shall the obligation of confidentiality occur where disclosure is made pursuant to: (1) any law of the United States or any state thereof; (2) the order of any court or governmental agency; or (3) the rules and regulations of any governmental agency.

           Customer agrees to notify M&I promptly of the circumstances surrounding any unauthorized possession, use, or knowledge of any part of the TrustDesk(TM) software, or any other information or documentation made available pursuant to this Agreement to anyone other than persons properly authorized by Customer to have such possession, use, or knowledge.

           Customer acknowledges and agrees that the TrustDesk(TM) software, including all authorized and unauthorized copies, are proprietary to and valuable trade secrets of M&I, as the case may be, and Customer shall maintain their confidential nature. Customer agrees that the TrustDesk(TM) software shall be used only in accordance with this Agreement, and Customer shall not assign, sell, lease, market, transfer, reproduce, or disclose the TrustDesk(TM) software or any modification thereto to others. Customer shall limit access to the TrustDesk(TM) software to Customer's employees or third parties, when such persons (1) are performing services for the Customer, related to the Customer's authorized use of the TrustDesk(TM) software; and (2) have a valid need to know and have established a legal obligation with the Customer to protect the TrustDesk(TM) software from unauthorized copying or use. Customer shall exercise all reasonable precautions to prevent access to the TrustDesk(TM) software by persons not authorized by terms of this Agreement. Customer shall store the TrustDesk(TM) software in a secure place at all times it is not being used. In addition, Customer shall take appropriate measures to prevent copying, distribution, reverse engineering, and reverse compiling of the

                                       3




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[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]

TrustDesk(TM) software. Customer recognizes that the TrustDesk(TM) software may be patented, copyrighted, trademarked, or otherwise protected by M&I, as the case may be, and Customer will not undertake to patent, copyright, trademark, or otherwise apply for a proprietary grant or right with respect to the TrustDesk(TM) software.

      6.   Programming. M&I reserves the right to determine the programming
           -----------
(whether hardware or software) utilized with the equipment used in fulfilling its duties under this Agreement. All programs (including ideas and know-how and concepts) developed by M&I are and remain its sole property.

      7.   Equipment. Customer shall obtain and maintain at its own expense such
           ---------
data processing and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services. Customer shall pay all installation, monthly, and other charges relating to the installation and use of communications lines in connection with the Services. M&I maintains and will continue to maintain a network control center with diagnostic capability to monitor communication line reliability and availability. M&I shall not be responsible for the reliability monitoring or continued availability of the communications lines used by Customer in accessing the Services. M&I agrees to reasonably perform diagnostic services and communicate to vendors any deficiencies of which M&I is or becomes aware.

      8.   Supplies. Customer shall pay for all supplies used in connection with
           --------
the Services. All forms, supplies, or materials used in processing Customer's items and input data shall meet M&I's specifications.

      9.   Systems Modification; Amendment of Services. M&I may modify, amend,
           -------------------------------------------
enhance, update, withdraw, or provide the appropriate replacement for any of the Services, the software used to provide the Services, or any element of its systems at any time to: (1) improve the Services, or (2) facilitate the continued economic provisions of the Services, provided that with respect to any such modification, amendment, or replacement there is no material reduction in the functionality provided to Customer by the core elements of the software (M&I Trust System) upon providing one hundred twenty (120) days' prior written notice to Customer. Either party may also terminate any of the Services immediately upon any regulatory, legislative, or judicial determination that providing such Services is inconsistent with applicable law or regulation or upon imposition by any such authority of restrictions or conditions which would detract from the economic or other benefits to M&I or Customer to any element of the Services.

           M&I shall use its best efforts in developing future releases and upgrades of the TrustDesk(TM) software and accompanying documentation. If M&I does develop future releases and upgrades which replace or supersede any other version of the TrustDesk(TM) software then in use by the Customer, the Customer agrees to install the new release as of the effective date stated on the release. Any earlier version of the TrustDesk(TM) software will not be supported by M&I after the effective date of the new release, if any.

      10.   Disaster Recovery. M&I maintains, and shall continue to maintain
            -----------------
throughout the term of this Agreement, off-site disaster recovery capabilities which permit M&I to recover from a disaster and continue providing Services to

[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]


Customers within a commercially reasonable period. An executive summary of the current disaster recovery plan, which may change from time to time, is available upon request from M&I at no charge. M&I shall test the operation and effectiveness of its disaster recovery plan at least annually. M&I maintains, and shall continue to maintain throughout the term of this Agreement, a backup power supply system to guard against electrical outages.

      11.   Events of Default. It shall be an Event of Default on the part of
            -----------------
the Customer if: (1) Customer is insolvent, or a receiver or conservator shall be appointed with respect to the Customer; or (2) Customer shall fail to pay any sum due M&I within the prescribed time; or (3) if Customer shall fail to perform any of its other covenants or obligations under this Agreement where the failure of Customer to perform has a material adverse impact on M&I and is material to Customer's obligations hereunder; or (4) if Customer shall breach its confidentiality obligations under Section 5 of this Agreement. It shall be an Event of Default on the part of M&I if M&I shall fail to perform any of its obligations under this Agreement where the failure of M&I to perform has a material adverse impact on Customer and is material to the provision of the Services, except for those obligations under Section 20 as to which the Agreement provides remedies for M&I failure to perform. The defaulting party shall have ten (10) days from the date of receipt of notice from the nondefaulting party or nonpayment or nonperformance to cure such an Event of Default, before the nondefaulting party may exercise any remedies it may have as a result of the Event of Default.

      12.   Remedies Upon Default; Limitation of Liabilities. If an Event of
            ------------------------------------------------
Default occurs on the part of the Customer, and is not cured within the ten (10) day period prescribed in Section 11, M&I may (a) terminate this Agreement; (b) terminate access to its central processing unit by the Customer; and (c) declare all amounts payable under this Agreement to be immediately due payable and file suit for or otherwise obtain payment from the Customer of any fees or other sums due it pursuant to this Agreement, plus any actual damages to its equipment or systems caused by the Customer's actions, failures to act, equipment, systems, or communication facilities, plus any profits lost because of the Customer's default. If an Event of Default occurs on the part of M&I, and is not cured within the ten (10) day period prescribed in Section 11, the Customer may only:
(a) terminate this Agreement and (b) file suit or otherwise obtain payment of an aggregate amount of fees paid by the Customer to M&I hereunder during the three
(3) months immediately preceding the Event of Default. Either party may also seek specific performance, including injunctive relief, for a breach of Section 5 of this Agreement. M&I and the Customer agree that these damage provisions are reasonable in light of all present predictable circumstances (including expectable actual damages in the fees to be charged by M&I hereunder do not include amounts sufficient to insure against greater claims). M&I and Customer expressly waive all claims for additional, incidental, consequential, compensatory or punitive damages and agree that the remedies set forth in this Agreement shall be the sole and exclusive remedies of the parties. No lawsuit or other action may be brought by either party hereto or on any claim or controversy based upon or arising in any way out of this Agreement after one (1) year from the date of the occurrence allegedly giving rise to the action, except for nonpayment of sums due to M&I by Customer. M&I agrees that except in the case of an Event of Default relating to a breach by the

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[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]

Customer of its confidentiality obligations under Section 5 of this Agreement, M&I will not exercise its remedy to terminate Customer's access to the M&I central processing unit so long as: (a) Customer is current in the payment of all amounts due M&I as reflected on M&I's last invoice to Customer; and (b) only exercise such remedy after providing Customer with sixty (60) days' prior written notice.

      13.   Termination.
            -----------

            a.   End of Initial Term. This Agreement shall automatically be
                 -------------------
extended at the end of the initial seventy-two (72) month term for an additional twelve (12) month renewal term, unless the Customer gives M&I at least one hundred eighty (180) days' prior written notice of its intent to terminate, which notice may be given during the initial term of the Agreement.

            b.   Renewal Term. During the renewal term, this Agreement shall be
                 ------------
automatically extended for an additional one (1) month period on each monthly anniversary date so that the term shall always be not less than twelve (12) months, unless either party gives written notice to the other party of notice to terminate, in which event the automatic renewals will end and the Agreement will terminate at the end of the unexpired portion of the term in existence on the date notice to terminate is given.

            c.   Termination Upon Default. This Agreement may also terminate
                 ------------------------
upon an Event of Default and failure to cure beyond applicable cure periods at the option of the nondefaulting party as set forth in Section 11 hereof.

            d.   Termination by Customer. Customer may terminate this Agreement
                 -----------------------
at any time, and without cause, by giving M&I at lease one hundred eighty (180) days' prior written notice and paying M&I the then-applicable buyout amount set forth in Section 21.

      14.   Regulatory Assurances. M&I and Customer acknowledge and agree that
            ---------------------
the performance of these Services will be subject to regulation and examination by Customer's regulatory agencies to the same extent as if such Services were being performed by Customer. Upon request, M&I agrees to provide any appropriate assurances to such agency and agrees to subject itself to any required examination or regulation. Customer agrees to reimburse M&I for reasonable costs actually incurred due to any such examination or regulation that is performed solely for the purpose of examining data processing services used by the Customer.

             a.   Notice Requirements. The Customer shall be responsible for
                  -------------------
complying with all regulatory notice provisions to any applicable governmental agency, which shall include providing timely and adequate notice as of the effective date of Services under this Agreement, identifying those records to which this Agreement shall apply and the location at which such Services are to be performed.

             b.   Examination of Records. The parties agree that the records
                  ----------------------
maintained and produced under this Agreement shall, at all times, be available for examination and audit by governmental agencies having jurisdiction over the Customer's business. The Director of Examinations of the Federal Agency or his designated representative shall have the right to ask for and to receive directly from

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[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]

M&I any reports, summaries, or information contained in or derived from data in the possession of M&I related to the Customer. M&I shall notify Customer as soon as possible of any formal request by an authorized governmental agency to examine Customer's records maintained by M&I, if M&I is permitted to make such a disclosure to Customer under applicable law or regulations. Customer agrees that M&I is authorized to provide all such described records when formally required to do so by this authorized governmental agency.

            c.   Fidelity Bonds. M&I shall maintain fidelity bond coverage in
                 --------------
the amount of not less than $1,000,000 for M&I and its employees as such coverage is required by any governmental or regulatory agency.

            d.   Insurance. Throughout the term of this Agreement, M&I shall
                 ---------
maintain insurance coverage (or shall be self-insured) in amounts reasonable for a provider of data processing services for losses from fire, disaster, and other causes contributing to interruption of the Services. The proceeds of such insurance shall be payable to M&I. Nothing in this Agreement shall be construed as to permit Customer to receive any of such proceeds, or to be named as an additional loss payee under any insurance policy.

      15.   Transportation and/or Transmission of Data. The responsibility and
            ------------------------------------------
expense for transportation and/or transmission of and risk of loss of data and media to and from M&I's data centers shall be borne by Customer. M&I will notify Customer of the time by which Customer's data and media must be delivered to M&I for processing for M&I to provide Customer's processed data within the time period indicated by M&I.

      16.   Responsibility.
            --------------

            a.   General. M&I agrees to perform the Services in a commercially
                 -------
reasonably manner, which is similar to the services provided to other M&I customers, and no other or higher degree of care. Except as otherwise described herein, M&I assumes no other obligation as to performance or quality of the Services provided, all other risks of error being expressly assumed by Customer. M&I shall not be responsible for loss or damage due to delays in processing or in the delivery of processed data as a result of any of the causes excused by
Section 19 hereof. M&I WILL IN NO EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCURRED BY CUSTOMER INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR BUSINESS OPERATION LOSS, REGARDLESS OF WHETHER M&I WAS ADVISED OF THE POSSIBLE OCCURRENCE OF SUCH DAMAGES.

            b.   Reliance on Data Supplied. M&I will process items and data and
                 -------------------------
perform those Services described in this Agreement on the basis of information furnished by Customer. M&I shall be entitled to rely upon any such data, information, or instructions as provided by Customer. If any error results from incorrect input supplied by Customer, Customer shall be responsible for discovering and reporting such error and supplying the data necessary to correct such error to M&I for processing at the earliest possible time. Customer will indemnify and hold M&I harmless from any cost, claim, damage, or liability (including attorneys' fees) whatsoever arising out of such data, information or instructions, or any inaccuracy

                                       7

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[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]

or inadequacy therein. Customer assumes all risk of loss, delay, and miscommunication in the transportation or transmission by electronic means of data and information from any terminal or remote unit unless the same is caused by or attributable to any act or omission on M&I's part, which act or omission does not meet the standard of care in Section 16(a), or was caused by or attributable to any gross negligence or willful failure on M&I's part to comply with its obligations under this Agreement.

        c. Data Backup. Customer shall maintain adequate records of items being
           -----------
transmitted or transported to M&I from which reconstruction of lost or damaged items or data can be made. Customer assumes all responsibility and liability for any loss or damage resulting from failure to maintain such records.

        d. Audit. M&I shall cause a third-party review of its data processing
           -----
center and related internal controls to be conducted annually by its independent auditors. M&I shall provide Customer, upon written request, one copy of the report resulting from such review.

        e. Regulatory Compliance. Customer is responsible for determining that
           ---------------------
the Services performed in its behalf, any forms which are used with its customers, and all records it retains comply with all applicable laws. Should Customer need information from the Services M&I provides in order to comply with applicable federal or state laws and regulations, Customer's sole remedy, and M&I's sole obligation shall be for M&I to provide the ability to process the information requested from the Customer as promptly as is commercially practicable.

        f. Balancing and Controls. On a daily basis, Customer shall review all
           ----------------------
input and output, controls, reports, and documentation, to ensure the integrity of data processed by M&I. In addition, Customer shall, on a daily basis, check exception reports to verify that all file maintenance entries and nondollar transactions were correctly entered. Customer is responsible for initiating timely remedial action to correct any improperly processed data which these reviews would disclose.

        g. Service Deficiencies. If Customer is aware that a defect exists in a
           --------------------
Service, Customer shall be responsible for making whatever appropriate adjustments may thereafter be necessary until M&I corrects the defect and, if requested by Customer, M&I will, at M&I's expense, assist Customer in making such corrections through the most cost-effective means, whether manual, by system reruns, or program modifications. M&I will, where reasonable, make every effort to correct any known material defect as soon as commercially reasonable at M&I's expense.

           If, after investigation of the reported system error, it is determined that the system error is beyond M&I's responsibility, including, but not limited to, system errors resulting from modifications made by the Customer, the Customer agrees to pay for M&I's efforts in investigating and/or resolving the system error at M&I's then-current rates for such services, plus expenses incurred by M&I.

   17.  Ownership of Data. Customer is the owner of all of its data supplied
        -----------------

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[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]


by Customer to M&I for processing hereunder. Customer acknowledges that it has no rights in any of the software, systems documentation, guidelines, procedures, and similar related materials or any modifications thereof except with respect to M&I's use of the same during the term of this Agreement to process data. Upon termination of this Agreement, M&I shall provide Customer with all copies of Customer's data in a format that is being used by M&I at that time for processing such data. Prior to the release of the Customer's data: (1) all amounts owed under this Agreement by Customer to M&I shall be current and paid in full, and (2) Customer shall pay M&I its "Estimated Deconversion Expenses" as described below. Customer agrees to pay M&I for M&I's work in providing such data at M&I's rates then in effect for computer and personnel time, supplies, and other items as required, and Customer further agrees to pay M&I for any and all charges associated with the deconversion of Customer's data based on M&I's then-current charges for such Services. M&I shall make a good faith estimate of all of such costs, expenses, and charges which shall be paid by Customer in advance (the "Estimated Deconversion Expenses"). The difference, if any, between the actual expenses and the prepaid Estimated Deconversion Expenses shall be promptly paid after determination.

     18.  Warranties. M&I represents and warrants that:
          ----------

          a.   Capability of Computer Systems and Software. M&I's computer
               -------------------------------------------
systems (hardware and software) are capable of performing the Services in accordance with the provisions of this Agreement. The software used to provide the Services will operate substantially in accordance with the specifications and documentation for the software as modified from time to time to incorporate enhancements or modifications of the software to provide the Services.

          b.   Quality of Service. The reports and Services made available to
               ------------------
Customer shall be in substantial conformity with the User Manuals, as amended from time to time, copies of which have been, or will be, provided to Customer.

          c.   Property Rights. M&I has the right to provide the Services
               ---------------
hereunder, using all computer software required for that purpose.

          d.   Organization and Approvals. M&I is a validly organized
               --------------------------
corporate entity with valid authority to enter into this Agreement. This Agreement has been duly authorized by all necessary corporate action.

          e.   Disclaimer of Warranties. EXCEPT AS DESCRIBED IN THIS SECTION OF
               ------------------------
THIS AGREEMENT, M&I DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     19.  Force Majeure. M&I shall not be liable to Customer if M&I's
          -------------
fulfillment or performance of any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders; wars; acts of enemies; strikes; electrical equipment or availability failure; labor disputes; fires; floods; acts of God; federal, state, or municipal action; statute; ordinance or regulation; or, without limiting the foregoing, any other causes not within its reasonable control, and

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[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]


which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not.

     20.   Data Services Reliability and Responsiveness. Subject to the
           -------------------------------------------
nonoccurrence of a force majeure and the performance of Customer's obligations described in this Agreement, M&I agrees that the services will be provided in accordance with the following standard. M&I will initiate batch processing and have bank operations reports available for transmission to Customer or make the processed item and reports within six (6) hours (fifteen (15) hours at year end) after receiving all input data from Customer, and with such performance being missed not more than two (2) processing days per calendar month. M&I will ensure that its on-line computing facilities are available for the processing of Customer's on-line transactions at a minimum of ninety-eight percent (98%) of the time, as prescribed by Customer, measured over a calendar month at the point of departure from M&I's communications controller. M&I will process CRT synchronous transactions in an average of 2.5 seconds as measured over a calendar month using IBM System Monitoring Facility (SMF) or similar product. Should M&I not be able to achieve this objective, M&I may recommend network or equipment upgrades over which Customer has control and Customer shall be responsible for making such changes or accepting the response time that is achieved. Customer will notify M&I in writing if these levels of performance are not achieved, and M&I shall have ninety (90) days to meet these performance standards. If after ninety (90) days the performance standard still has not been met, the Customer's sole remedy shall be to either (i) terminate the agreement without penalty upon giving M&I written notice within thirty (30) days after the expiration of the ninety (90) day cure period, or (ii) accept such deficient levels which M&I does achieve. M&I assumes no other liability, express or implied, with respect to its obligations set forth in this paragraph.

     21.  Contract Buyout.
          ---------------

          a. Customer may terminate this Agreement at any time by giving M&I at least one hundred eighty (180) days' prior written notice of termination and paying M&I eighty percent (80%) of the total estimated remaining unpaid monthly processing fees. For the purpose of this computation, total estimated remaining unpaid monthly processing fees shall be equal to the mean average of the total monthly fees paid in the three (3) months preceding the termination notice, multiplied by the number of months remaining in the Agreement.

          b. The contract buyout amount set forth above shall be paid prior to the deconversion of any affected accounts. The contract buyout amount shall be paid by Customer regardless of the form by which the termination occurs, including but not limited to, sale of assets or stock, assumption of liabilities, merger, consolidation, absorption, liquidation, or termination as a result of an Event of Default on the part of the Customer (as described in Section 11 of this Agreement).

     22.  IRS Filing. Customer has complied with all laws, regulations,
          ----------
procedures, and requirements in attempting to secure correct tax identification numbers (TINs) for Customer's payees and agrees to attest to this compliance by an affidavit providing annually. Customer authorizes M&I to act as Customer's agent and sign on Customer's behalf the Affidavit required by the Internal Revenue

[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]


Service on Form 4804, or any successor form.

      Customer acknowledges that M&I's execution of the Form 4804 Affidavit on Customer's behalf does not relieve Customer of responsibility to provide accurate TINs or liability for any penalties which may be assessed for failure to comply with TIN requirements. Customer agrees to hold M&I harmless from any liabilities, claims, expenses, penalties, or damages (including attorneys' fees) which may be assessed or incurred as a result of the failure to comply with TIN requirements.

      23.   Expense Reimbursements.
            ----------------------

            a. Customer agrees to reimburse M&I for all out-of-pocket expenses (travel, lodging, meals) reasonably incurred in connection with the initial conversion (to include all applications listed in Exhibit A) of Customer's accounts to the M&I system as incurred by M&I and invoiced to the Customer.

            b. Customer agrees to reimburse M&I for all conversion charges (out-of-pocket expenses and conversion programming, training, and support fees) reasonably incurred in connection with the conversion of any accounts or products which are not converted during the initial conversion as incurred by M&I and invoiced to the Customer.

      24.   Conversion Obligations. Both parties agree to make a good faith
            ----------------------
effort to convert Customer's data in a timely fashion and to perform the conversion in accordance with the responsibilities set forth in the M&I Conversion Manual, the Conversion Schedule, and this Agreement. Customer further agrees to provide such Services and perform such obligations as are contemplated by the M&I Conversion Manual and the Conversion Schedule, and as necessary for Customer to timely and adequately perform its obligations herein and therein. Customer further agrees to cooperate fully with all reasonable requests of M&I necessary to effect the conversion in a timely and efficient manner.

      25.   Use of the Services. (a) Customer assumes exclusive responsibility
            -------------------
for the consequences of any instruction Customer may give M&I, for Customer's failure to properly access the Services in the manner prescribed by M&I, and for Customer's failure to supply accurate input information; (b) Customer agrees that it will use the Services in accordance with such reasonable policies as may be established by M&I from time to time as set forth in any materials furnished by M&I to Customer; (c) Customer agrees that, except as otherwise permitted by M&I, Customer will use the Services only for its own internal business purposes and will not sell, provide access to, or otherwise provide, directly or indirectly, any of the Services, or any of the Software (including any software modified by the Customer) or any portion thereof to any third party; and (d) Customer agrees and represents that (i) this Agreement has been approved by its board of directors, or that the officer executing this Agreement has been specifically authorized by Customer's board of directors to execute this Agreement, (ii) the performance of this Agreement by the Customer will not affect the safety or soundness of the Customer or any of its affiliates, and
(iii) this Agreement, and the obligations evidenced hereby, will be properly reflected on the books and records of the Customer, and the Customer will provide evidence of the same to M&I upon request.

[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]


    26.    Defense of Suit.  M&I will defend Customer against any and all claims
           ---------------
that software furnished to Customer by M&I hereunder infringes a U.S. patent or copyright and M&I will pay resulting costs, damages, and attorneys' fees awarded, provided that:

           a.    Customer promptly notifies M&I in writing of the claim; and

           b. M&I has sole control of the defense and all related settlement negotiations.

    If such claim has occurred or in M&I's opinion is likely to occur, Customer agrees to permit M&I at M&I's option and expense, either to procure for Customer the right to continue using the software or replace or modify the same so that they become noninfringing. If neither of the foregoing alternatives is reasonably available, Customer agrees on one (1) month's written notice from M&I to return or destroy the original of the TrustDesk(TM) software received from M&I and all copies thereof.

    M&I shall have no obligation to defend Customer or to pay costs, damages, or attorneys' fees for any claim based upon (i) user of other than a current unaltered release of the software provided by M&I, utilized by Customer on Customer's personal computers if such infringement would have been avoided by the use of a current unaltered release of such software, or (ii) the combination, operation, or use of any such software furnished hereunder with non-M&I programs or data, or (iii) use of such software in other than the environment described in this Agreement if such infringement would have been avoided by use in such an environment.

    The foregoing states the entire obligation of M&I with respect to infringement of patents or copyrights.

    27.    Software Modified by Customer.  M&I shall not be liable to Customer
           -----------------------------
or others for software furnished to Customer which is modified by parties other than M&I. Customer will own all rights to any modifications it makes to such software, but Customer hereby agrees to notify M&I of any modifications. Under no circumstances will Customer sell, distribute, or license such modifications. Nothing herein will prevent M&I from developing and distributing its own modifications to such software based on Customer's disclosure to M&I of its modifications or upon similar ideas or concepts developed by M&I.

    28.    Miscellaneous.
           -------------

           a.    Governing Law. This Agreement shall be construed and governed
                 -------------
by the laws of the state of Wisconsin.

           b.    Amendment. This Agreement, including the Schedule hereto, may
                 ---------
be amended only by an instrument in writing executed by the parties or their permitted assignees.

           c.    Assignment. This Agreement may not be assigned by either party
                 ----------
without the prior written consent of the other party, which such consent shall not be unreasonably withheld, provided that M&I may freely assign this Agreement

[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]


to any Company that is directly or indirectly (1) in control of M&I, (2) under the control of M&I, or (3) under common control with M&I.

          d.  Section Headings. Section headings are for reference purposes only
              ----------------
and shall not affect the interpretation or meaning of this Agreement.

          e.  Notices. All communications or notices required or permitted by
              -------
this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of a party or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as set forth on the signature page, unless and until any of such parties notifies the others.

          f.  No Waiver of Performance. Failure by either party at any time to
              ------------------------
require performance by the other party to claim a breach of any provision of this Agreement will not be construed as a waiver of any right accruing under this Agreement, nor affect any subsequent breach, nor affect the effectiveness of this Agreement or any part hereof, nor prejudice either party as regards any subsequent action.

          g.  Entire Agreement; Conflicting Provisions.  This Agreement,
              ----------------------------------------
together with the Schedules hereto, constitutes the entire agreement between the Customer and M&I with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such subject matter. In the event of any conflict between the terms of the main body of this Agreement and any of the Schedules hereto, the terms of the main body of this Agreement shall govern.

          h.  Execution in Counterparts.  This Agreement may be executed
              -------------------------
simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same Agreement.

          i.  Enforceability. The invalidity or enforceability of any provision
              --------------
hereof shall not affect or impair any other provisions.

          j.  Scope of Agreement. If the scope of any of the provisions of the
              ------------------
Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

          k.  Confidentiality of Terms. Customer agrees that neither it, its
              ------------------------
directors, officers, employees, or agents will disclose this Agreement, or any of the terms or provisions of this Agreement, to any other party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names as of the date first above written.

[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]


                                       M&I DATA SERVICES, A DIVISION OF
                                       THE MARSHALL & ILSLEY
                                       CORPORATION, A WISCONSIN
                                       CORPORATION ("M&I")
                                       770 North Water Street
                                       Milwaukee, WI  53202


                                       By: /s/ Larry Brousseau
                                          -------------------------
                                       Name:  Larry Brousseau
                                       Title: Vice President

                                       By: /s/ Michael E. Touhey
                                          -------------------------
                                       Name:  Michael E. Touhey
                                       Title: Senior Vice President and General
                                              Manager--Trust Services Division

                                       THE BRYN MAWR TRUST COMPANY
                                       Customer")
                                       Street Address
                                       City, State, ZIP



                                       By:   /s/ Peter H. Havens
                                             --------------------------
                                       Name:   Peter H. Havens
                                             --------------------------
                                       Title:    EVP
                                             --------------------------

                [LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]

                         ATTORNEY-IN-FACT APPOINTMENT

        Customer hereby appoints M&I Date Services, a division of the Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I") as customer's attorney-in-fact and empowers M&I to authorize the Internal Revenue Services (IRS) to release informational documents supplied to the IRS by M&L to states which participate in the "Combined Federal/State Program." Customer agrees to hold M&I harmless from any liabilities, claims, expenses, penalties, or damages (including attorney's fees) which may be assessed or incurred as a result of the release of information.

                                        THE BRYN MAWR TRUST COMPANY
                                        ("Customer")

                                        By: /s/ Peter H. Havens
                                           ----------------------------

[LETTERHEAD OF M&I DATA SERVICES APPEARS HERE]

                                   AFFIDAVIT

STATE OF Pennsylvania   )
                        ) SS.
COUNTY OF Montgomery    )

I, Peter H. Havens          , being first duly sworn, on oath, depose and say:
   -------------------------
   Customer's Representative

        1. I am an employee of Bryn Mawr Trust Co. I have personal knowledge of my employer's practices with regard to procuring and reporting tax identification number (TINs) and authority to execute this Affidavit on my employer's behalf.

        2. Bryn Mawr Trust Co. has complied with all laws, regulations, procedures, and requirements in attempting to secure correct TINs for its payees. This compliance has been pursued with due diligence, and any failure to secure correct TINs is due to reasonable cause.


                                       /s/ Peter H. Havens
                                       -----------------------------------------
                                       Customer's Representative


Subscribed and sworn to before me
this 2nd day of May, 1997.

/s/ Irene E. Del Grosso
-----------------------
                       Notary Public
----------------------
My Commission expires: 3-3-2001
                      ------------

[SEAL OF NOTARY PUBLIC
 APPEARS HERE]

                                   EXHIBIT A

                                   SERVICES

A.   Trust Services

     The services described herein refer only to the processing and reporting services for Estates, Trust Under Will, Court Accounts, Trusts Under Agreement, Insurance Trusts, Agencies, Custodian/Safekeeping, Corporate Trusts, Pension/Profit Sharing accounts and Internal accounts including Common Trust Funds (CTF) and Collective Investment Funds (CIF).

     The banks and/or barnches included in this services proposal are:

     (Customer's) Office

     1. M&I shall provide complete processing services for the Customer as more fully described in the Trust System Documentation manuals as of the Customer's Conversion Date of November 28, 1997.

         a.   User Manual Volume 1
         b.   User Manual Volume 2
         c.   User Manual Volume 3
         d.   User Manual Volume 4
         e.   Reports Usage Manual 1
         f.   Reports Usage Manual 2
         g.   Special Processing Volume 1
         h.   Special Processing Volume 2
         i.   Special Processing Volume 3
         j.   Special Processing Volume 4

         M&I will provide the Customer with two (2) complete sets of user documentation manuals at no charge.

     2. The on-line system will be available for use Monday through Saturday and Sunday, 6 a.m.- 6 p.m., CDT, CST. On-line availability for Sunday may vary due to M&I's requirement to perform routine maintenance to the system.





                                      1-A

                                   EXHIBIT A

                                   SERVICES
                                    PAGE 2

3. M&I shall maintain a customer support center as part of their services to the Customer. The support center will maintain a toll free (800) number and be staffed from 8 a.m. to 5 p.m., CST, CDT, Monday through Friday excluding national holidays.

4. M&I shall perform a conversion from the Customer's current system as defined in the M&I Conversion Manual, and training will be completed at the Customer's site as further outlined in said manual.

5. The number of authorized copies of TrustDesk(TM) software included in this Agreement is set by the Customer through written notification to their designated M&I product support representative. Customer may substitute personal computers (workstations) on which TrustDesk(TM) software is used however, the total number of copies cannot exceed the number authorized above. The number of authorized copies of TrustDesk(TM) software included in this Agreement is seventy (70).

        Additional copies can be authorized by subsequent written notification to your M&I product support representative.

        M&I shall provide Customer with up to 24 hours of phone support in the installation of TrustDesk(TM) software on Customer's workstations. Any additional time requested by the Customer will be billed at M&I's then-current programming rates plus travel and living expenses if any, for on-site support.

6. Customer will have access to M&I's CSF formatted statements. Any modifications to these statements would require custom programming and result in additional charges. Any technical assistance required from M&I in obtaining, modifying, or configuring printers would be billed at standard programming rates (Exhibit B). The following statement types are available to the Customer:

        .  Employee Benefit                     . Income & Principal Cash
        .  Graphical Asset                      . Landscape Single Cash
        .  Graphical Income & Principal         . Single Cash
        .  Investment Model

        Any additional CSF statements would be available at additional cost. Printing of CSF statements at Customer site is per M&I print specifications. Printing by M&I is available at an additional cost.

                                      2-A

                                   EXHIBIT A

                                   SERVICES
                                    PAGE 3

7. Customer will provide the following resources during the conversion process:

        Customer will maintain required staffing levels during the conversion process to achieve all conversion objectives as stated in the conversion project plan.

        Customer will identify and assign an existing staff manager as their conversion project manager. Customer understands the duties and responsibilities of their project manager are critical to the overall conversion effort and will provide the time required to successfully address the stated duties and responsibilities. Customer will use its best efforts to ensure the project manager assignment does not change during the conversion process.

        Customer's conversion project manager will develop on internal procedures manual available to Customers' staff no later than two weeks prior to conversion date. M&I will assist customer by providing a procedures manual template.



                                      3-A

                                   EXHIBIT B

                                    CHARGES


The Customer's total charges for the Services proposed will consist of:

        1.      Processing Charges.

                M&I Trust Service Fees as outlined in Exhibit B-1.

        2.      Programming Rates.        (Based on then-current rates--$120 per
                                          hour 1997 rate)
                M&I offers the Customer programming services based on a time-and-material basis plus reasonable travel and living expenses if on-site meetings are required. Any programming commitments must be mutually agreed upon for scope and completion time frames.

        3.      Product Support Rates.    (Based on then-current rates--$1,000
                                          per day 1997 rate)
                M&I offers the Customer optional training/consulting services. These are based on a time-and-material basis plus reasonable travel and living expenses. The rate is based on an 8-hour day (hours in excess of 8 hours are billed at $125 per hour) including travel time to/from Customer.

        4.      Communication Charges.
                M&I uses third-party suppliers for telecommunication services. An estimate of these charges is outlined in Exhibit C.

        5.      Conversion Charges.

                a. Automated file conversion standard items (master files: account, security, holdings, name/address, remittance, memos, tax information, pension payment, and cash) as identified in the M&I Conversion Manual.
                      Reasonable programmer and product support personnel travel and living expenses for conversion trips.
                      Conversion support as identified in the M&I Conversion manual.

                                      1-B

                                   EXHIBIT B

                                    CHARGES
                                    PAGE 2


     M&I will develop a detailed Conversion and Training Calendar for the customer outlining the support required for:


                  . Definition and review
                  . Training, including TrustDesk(TM)
                  . Conversion week
                  . Follow-up visit
                  . Not to exceed 40 man days


          Conversion Charge $35,000. Payable upon execution of this agreement, plus travel and living expenses incurred by M&I and invoiced to the Customer.

     b. Optional conversion items (as identified in the M&I Conversion Manual, Section III, Optional Tax Reporting, Check Reconcilement, Performance Measurement, Additional Exception Reporting) as required by Customer.

            . M&I programming at rates shown plus reasonable travel and living expenses.

            . Training billed at standard M&I product support rates shown plus reasonable travel and living expenses.

            . M&I will convert Customer's performance measurement data based on the specifications as designated in Dan Winkler's letter dated December 31, 1996. Customer must provide the data in the stated formats in order to automatically convert the data. All procedures must be followed and results must be verified by Customer upon conversion. Conversion charge will be $20,000.

            . M&I will bridge Customer's 1099 files to CLR Fast-Tax.
              Conversion charge of $4,800 will be waived.

     c. Hardware/Software Consulting (including but not limited to TrustDesk(TM) software support, Local Area Network (LAN) support, personal computer support, and mainframe/terminal support). Any time spent by M&I as requested by the Customer will be billed at M&I's standard programming rates plus expenses.

                                      2-B

                                 EXHIBIT B-1

                              TRUST SERVICE FEES

A. M&I is offering the Customer a "structured price" in determining their annual charge.

     The annual fee per account is $80.
     The annual fee per low-activity accounts is $40.

     Estimated annual cost based on (1,275) accounts = $102,000.
                                                        =======
     Estimated annual cost based on (25) low-activity accounts = $1,000.
                                                                  =====

     Low-activity accounts have less than 36 transactions per year (not including cash management) and no more than semi-annual statements.

     The number of open accounts processed (including house accounts, fund accounts, combined accounts, etc.) will be counted monthly to determine the appropriate processing fee. The fee will be billed monthly. M&I is entitled to an annual price increase not to exceed CPI-U (Consumer Price Index Urban). The total of such increase in any given one (1) year period shall not exceed five percent (5%) for the term of this Agreement.

     1. Any price increase will take effect on January 1 each year starting on January 1, 1999.
     2.   The minimum annual charge for Trust Services is $102,000.

B. M&I Data Services, a division of the Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), reserves the right to charge separately for new optional services added to their Trust Service after the customer's Conversion Date November 28, 1997. The Bryn Mawr Trust Company will be fully operational on the M&I Trust System on the morning of December 1, 1997, if Bryn Mawr Trust Company meets all of their conversion requirements as stated in the conversion document approved by the Bryn Mawr Trust Company.

C. M&I Data Services, a division of the Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), uses several outside vendors (pricing service, communications, corporate notification services, etc.) in providing their Trust Services. Any pass-through charges or price increases from these services or any new optional services added by M&I will be passed through to the Customer based on their effective date to M&I.


                                      3-B

                                  EXHIBIT B-1

                              TRUST SERVICE FEES
                                    PAGE 2


D. M&I Data Services, a division of the Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), has included daily product support personnel time for the Customer based on the schedule shown below. Any hours required by the Customer in excess of this will be billed at M&I's standard product support rate of $125 per hour.

                        Product Support Hours Schedule
                        ------------------------------

                   Contract Year                  Support Hours
                   -------------                  -------------

                        1                              300
                        2                              250
                     3 and up                          250

    Customer Support Guidelines (for items included in annual support hours):
    -----------------------------------------------------------------------

    Questions related to standard system functions and their usage as noted in the M&I Trust Services User Documentation or any processing issues.

    Billable items at standard product support rates.
    ------------------------------------------------

    Questions related to the following:
          Trust business/industry
          Consultative advice
          Procedures; i.e., how to set up, change
          Trust Policies and Procedures manual assistance
          Equipment setup, changes
          Statement customizing
          Report writers designed








                                      4-B

                                   EXHIBIT C

                          COMMUNICATION COST ESTIMATE


                                          Monthly                   Installation
                                          Charge       Purchase        Charge
                                          -------      --------     ------------

Charge for 56 KB Circuit and              $1,000        $5,000        $2,350
Modems                                       $65



Line circuit and modems selected by M&I.




                                      1-C

                                   EXHIBIT D

                              TRUST SERVICE FEES

The following charges are not included in Customer's "Structured Price" and are applicable only if requested by Customer.

A.   Vendor pass-through charges:

     . Corporate action notification                  $1.95 per account/per year
                                                      $8,250 maximum per
                                                      year/charged annually
     . CMO factor service                             $1.56 per month per CMO


B. M&I Data Services, a division of the Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), offers services not included in the annual fee to the Customer. The services not included are:

     . TrustWeb                                       $3,000 start-up fee
       -  0-1,000 Acct. on the M&I Trust System       $2,000 per year
       -  1,001-2,000 Accts. on the M&I Trust System  $4,000 per year
       -  2,001-3,000 Accts. on the M&I Trust System  $6,000 per year
       -  3,001-4,000 Accts. on the M&I Trust System  $8,000 per year
       -  4,001-5,000 Accts. on the M&I Trust System  $10,000 per year
       -  5,001 Accts. + on the M&I Trust System      $12,000 per year
     . STAR View (on-line report viewing)             $500 start-up fee
                                                      $100 base fee per month
                                                      $100 training fee per
                                                      video
       -  Load Fee                                    .0033 per page
       -  Disk Storage                                No Charge
       -  Tape Storage                                .000008 per page per day
       -  Optical Storage:
          7 Years                                     .007 per page
          10 Years                                    .008 per page
          15 Years                                    .009 per page
          20 Years                                    .01 per page
          Statement Viewing                           .01 per statement page
                                                      loaded to optical
     . Report printing at M&I                         $1.90 per 1,000 lines
     . TrustReport Statement Print Destination
       Charge                                         $2,200 per occurrence
       -  TrustReport Statement Print at M&I          .13 per page
     . Courier Costs                                  At cost
     . Forms                                          Cost, plus 15 percent
     . Client Terminal Access                         Setup $90 each
                                                      Monthly $65 each
     . Loan System Interface                          Billed by M&I loan area

                                      1-D

                                   EXHIBIT D

                              TRUST SERVICE FEES
                                   (PAGE 2)


   .  ACH (charges from ACH System)              $.07 per transaction
   .  M&I Workshops                              $75 per attendee per class
   .  Documentation (after initial copies)       $500 per set
   .  Deconversion Tapes (M&I format)            $2,000 per tape
      Plus any programming or product
      support time at the M&I rates
      shown in Exhibit B (Charges)
   .  Post-deconversion On-line Access           $2,000 per month base fee
                                                 for up to three months,
                                                 plus applicable usage
                                                 charges and
                                                 miscellaneous charges
   .  Tape/Transmission Handling                 $38/tape and
                                                 $10.50/transmission
   .  Additional Copies of TrustDesk(TM)         $1,500 per copy plus,
      Software                                   $450 per year
                                                 maintenance on each
                                                 additional copy

C. The Customer has the option to add an affiliate bank for $200 per bank per month plus the standard account charge shown in item B-1.A.






                                      2-D